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                                                                EXHIBIT 21


                  ZENITH ELECTRONICS CORPORATION SUBSIDIARIES



        Cableproductos de Chihuahua, S.A. de C.V.          Mexico
        Electro Partes de Matamoros, S.A. de C.V.          Mexico
        Productos Magneticos de Chihuahua, S.A. de C.V.    Mexico
        Partes de Television de Reynosa, S.A. de C.V.      Mexico
        Radio Componentes de Mexico, S.A. de C.V.          Mexico
        Telson, S.A. de C.V.                               Mexico
        Zenco de Chihuahua, S.A. de C.V.                   Mexico
        Interocean Advertising Corporation of Illinois     Illinois
        Zenith Distributing Corporation of Illinois        Illinois
        Zenith Electronics Corporation of Arizona          Arizona
        Zenith Electronics Corporation of Pennsylvania     Pennsylvania
        Zenith Electronics Corporation of Texas            Texas
        Zenith Electronics (Europe) Limited                England
        Zenith Electronics (Ireland) Limited               Ireland
        Zenith/Inteq, Inc.                                 Delaware
        Zenith Radio Canada Ltd./Zenith Radio Canada Ltee  Canada
        Zenith Taiwan Corporation                          Taiwan
        Zenith Video Tech Corporation                      Delaware
        Zenith Video Tech Corporation-Florida              Delaware
        Zenith Finance Corporation                         Delaware



        NOTE:

          All subsidiaries are wholly-owned by Zenith Electronics Corporation except for Radio Componentes de Mexico, S.A. de C.V., which is a wholly-owned subsidiary of Cableproductos de Chihuahua S.A. de C.V.